Exhibit 4.2
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This Amendment No. 1 to the Credit Agreement, dated as of June 29, 2006, among U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below), the Issuers (as defined below) and Citicorp north america, Inc., as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”); Bank of America, N.A., in its capacity as syndication agent for the Lenders and the Issuers (the “Syndication Agent”) and JPMorgan Chase Bank, in its capacity as documentation agent for the Lenders and the Issuers (the “Documentation Agent”).
Preliminary Statements
     Capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined in this Amendment are used herein as therein defined.
     The Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Credit Agreement dated as of March 12, 2004 (as the same has been amended, supplemented or otherwise modified from time to time until the date hereof, the “Credit Agreement”).
     The Borrower has requested that the Lenders consent to the making of a loan by the Borrower to an unrelated third party in an aggregate principal amount not to exceed $33 million.
     The Lenders have agreed to consent to the making of such loan upon the terms and conditions set forth herein.
     The parties hereto agree to amend the Credit Agreement on the terms and subject to the conditions set forth in this Amendment as follows:
     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:
     (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions among the existing definitions set forth in such section in alphabetical order:
          “Atlas” means Atlas Investments, Inc., a Nevada corporation.
          “Atlas Loan” means a loan by the Borrower to Atlas, in an aggregate principal amount not to exceed $33,000,000, which loan shall be evidenced by the Atlas Loan Documents and secured by a first priority security interest in all of the Atlas Stock and the proceeds thereof.
          “Atlas Loan Document” means, collectively, each loan agreement, promissory note, security agreement, pledge agreement and/or other instrument, document, agreement or certificate executed and delivered by Atlas and any of its Affiliates in connection with the Atlas Loan, each of which shall be in form and substance satisfactory to the Administrative Agent.

          “Atlas Stock” means the Stock of each of Atlas, Alberta Investments, Inc., a Texas corporation, Redi-Mix Management, Inc., a Texas corporation, and Ingram Enterprises Management, Inc., a Texas corporation.
     (b) Section 8.3 (Investments) of the Credit Agreement is hereby amended by (i) deleting the phrase “and” after the semi-colon in clause (h) thereof, (ii) deleting the period appearing at the end of clause (i) thereof and substituting the phrase “; and” therefor and (iii) adding the following as new clause (j) thereof:
     “(j) the Borrower may make the Atlas Loan (and may subsequently acquire the Atlas Stock as a result of any foreclosure of the Atlas Stock under the Atlas Loan Documents, it being acknowledged and agreed that the acquisition of any Atlas Stock and the subsequent ownership by the Borrower or any of its Subsidiaries thereof shall not result in a Default or Event of Default so long as the issuers of the Atlas Stock become Subsidiary Guarantors hereunder in accordance with the terms of this Agreement).”
     (c) The following new Section 8.18 shall be added to Article VIII (Negative Covenants):
     “Section 8.18 Atlas Loan Documents
          The Borrower shall not, nor shall it permit any of its Subsidiaries to, change, amend, waive or otherwise modify the terms of the Atlas Loan or the Atlas Loan Documents without the prior written consent of the Administrative Agent. The Borrower may not assign or otherwise delegate any of its rights under the Atlas Loan Documents to any Person (other than the Administrative Agent and the Lenders) without the prior written consent of the Administrative Agent. Furthermore, if any default or event of default shall occur and continue under the Atlas Loan Documents, the Borrower may exercise any of its rights or remedies under the Atlas Loan Documents and shall (a) immediately notify the Administrative Agent thereof (including a description in reasonable detail of the nature of such default or event of default) and (b) take all such actions as the Administrative Agent shall reasonably request in order to enforce and preserve the Borrower’s rights and remedies under the Atlas Loan Documents.”
     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on the date when each of the following conditions precedent have first been satisfied (the “Effective Date”):
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Requisite Lenders; and
     (b) the Administrative Agent shall have received from each Guarantor its duly executed and delivered consent to this Amendment in the form attached hereto.
     SECTION 3. Conditions Subsequent. Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, it shall be an immediate Event of Default if the Borrower fails to deliver to the Administrative Agent the following documents within one Business Day after the making of the Atlas Loan:

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     (c) A certificate in form and substance acceptable to the Administrative Agent and executed by a duly authorized officer of the Borrower attaching true, correct and complete copies of all of the Atlas Loan Documents;
     (d) The original promissory note in favor of the Borrower executed by Atlas, together with an allonge therefor in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower in blank; and
     (e) The original Stock certificates representing all of the Atlas Stock pledged to the Borrower under the Atlas Loan Documents, together with stock powers (or other instruments of transfer) therefor duly executed in blank by each issuer of the Atlas Stock and in form and substance satisfactory to the Administrative Agent.
     SECTION 4. Construction with the Loan Documents.
     (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.
     (b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuers, the Arrangers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
     (d) This Amendment is a Loan Document.
     (e) This Amendment shall not extinguish, discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby in connection herewith.
     SECTION 5. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.
     SECTION 6. Representations And Warranties. The Borrower hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

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     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. CONCRETE, INC. as Borrower
By:	/s/ Robert D. Hardy
Name:	Robert D. Hardy
Title:	Senior Vice President and Chief Financial Officer

Citicorp North America, Inc., as Administrative Agent, Swing Loan Lender and Lender
By:	/s/ Keith R. Gerding
	Name:	Keith R. Gerding
	Title:	Vice President and Director

Citibank, N.A., as Issuer
By:	/s/ Keith R. Gerding
	Name:	Keith R. Gerding
	Title:	Vice President and Director

Bank of America, N.A., as Syndication Agent and Lender
By:	/s/ illegible
Name:
Title:

Branch Banking and Trust Co., as Lender
By:	/s/ Gregory A. Drabik
	Name:	Gregory A. Drabik
	Title:	Assistant Vice President

Capital One, N.A., as Lender
By:	/s/ Debra H. Halling
	Name:	Debra H. Halling
	Title:	Senior Vice President

Comerica Bank, as Lender
By:	/s/ Charles T. Johnson
	Name:	Charles T. Johnson
	Title:	Vice President

CONSENT OF GUARANTORS
Dated as of June 29, 2006
     Each of the undersigned, as a Guarantor under the Guaranty dated as of March 12, 2004 (the “Guaranty”), and as a Loan Party under each Collateral Document to which it is a party, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty and all Liens granted by it pursuant to the Collateral Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty and such Collateral Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

American Concrete Products, Inc.
Atlas-Tuck Concrete, Inc.
Beall Industries, Inc.
Beall Management, Inc.
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Ready Mix Concrete Company of Knoxville
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-Cast, Inc.
U.S. Concrete On-Site, Inc.

By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	Vice President

Eastern Concrete Materials, Inc. Kurtz Gravel Company Superior Materials, Inc. Titan Concrete Industries, Inc.
By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	Vice President & Secretary

USC Payroll, Inc.
By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	President & Treasurer

Beall Concrete Enterprises, Ltd.
By:	Beall Management, Inc., its General Partner

By:	/s/ Cesar Monroy
	Name:	Cesar Monroy
	Title:	Vice President

Builders’ Redi-Mix, LLC BWB, Inc. of Michigan Central Concrete Corp. Superior Concrete Materials, Inc.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Vice President & Secretary

Concrete XXXII Acquisition, Inc. Concrete XXXIII Acquisition, Inc. Concrete XXXIV Acquisition, Inc. Concrete XXXV Acquisition, Inc. Concrete XXXVI Acquisition, Inc.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	President

USC Atlantic, Inc.
By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	President & Secretary

USC Michigan, Inc.
By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	Vice President & Secretary

USC GP, Inc.
By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	Vice President

USC Management Co., L.P.
By:	USC GP, Inc., its General Partner

By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	Vice President

Wyoming Concrete Industries, LLC
By:	/s/ Eugene P. Martineau
	Name:	Eugene P. Martineau
	Title:	Vice President & Secretary